CERTIFICATE OF DESIGNATIONS OF THE
SERIES B CONVERTIBLE PREFERRED STOCK OF
RADIENT PHARMACEUTICALS CORPORATION

I, Douglas C. MacLellan, hereby certify that I am the Chief Executive Officer of Radient Pharmaceuticals Corporation (the “Company”), a corporation organized and existing under the Delaware General Corporation Law (the “DGCL”), and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Company (the “Board”) by the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board on November ___, 2011, adopted the following resolutions creating a series of 402,411 shares of Preferred Stock designated as Series B Convertible Preferred Stock, none of which shares have been issued:

RESOLVED, that the Board designates the Series B Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:

TERMS OF SERIES B CONVERTIBLE PREFERRED STOCK

1.           Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”). The authorized number of shares of Series B Preferred stock shall be 402,441 shares. Each share of Series B Preferred Stock shall have a par value of $0.001 and a stated value equal to the Stated Value (as defined below).

2.           Ranking. Except to the extent that the holders of at least 60% of the outstanding shares of Series B Preferred Stock (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 13, all shares of capital stock of the Company (including, without limitation, Common Stock (as defined below)) shall be junior in rank to all shares of Series B Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the shares of Series B Preferred Stock. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separate as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the shares of Series B Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the shares of Series B Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the date on which no shares of Series B Preferred Stock remain outstanding. In the event of the merger or consolidation of the Company with or into another corporation, the shares of Series B Preferred Stock shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

3.           Dividends. From and after the first date of issuance of any shares of Series B Preferred Stock (the “Initial Issuance Date”), each holder of a share of Series B Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) per share equal to four percent (4%) per annum (the “Dividend Rate”) of the Stated Value in the manner provided below in this Section 3, including accrued and unpaid dividends, before any dividends shall be declared, set apart for or paid upon any Junior Stock or Parity Stock. Dividends on each share of Series B Preferred Stock shall accrue daily at the Dividend Rate, commence accruing on the Initial Issuance Date, be computed on the basis of a 360-day year consisting of twelve 30-day months and be payable to the applicable Holder in arrears on each Conversion Date (as defined below) by conversion into Common Stock in accordance Section 4 below. Dividends on the Series B Preferred Stock shall be cumulative and shall continue to accrue whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series B Preferred Stock, unpaid dividends shall accumulate as against the holders of Junior Stock and holders of Parity Stock. “Stated Value” shall mean $10 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Series B Preferred Stock.

4.           Conversion. Each share of Series B Preferred Stock shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock on the terms and conditions set forth in this Section 4.

(a)           Holder’s Conversion Right. Subject to the provisions of Section 4(e), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any whole number of shares of Series B Preferred Stock into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below).

(b)           Conversion Rate. The number of validly issued, fully paid and non-assessable shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock pursuant to Section 4(a) shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any shares of Series B Preferred Stock. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(c)           Mechanics of Conversion. The conversion of each share of Series B Preferred Stock shall be conducted in the following manner:

(i)           Holder’s Conversion. To convert a share of Series B Preferred Stock into validly issued, fully paid and non-assessable shares of Common Stock on any date (a “Conversion Date”), a Holder shall deliver (whether via facsimile to (714) 505-4464, e-mail to aariura@radient-pharma.com or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Series B Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. Following conversion as aforesaid, such Holder shall provide a copy of such Conversion Notice to Hunter Taubman Weiss LLP sent via electronic mail to sweiss@htwlaw.com on or prior to the first (1st) Business Day following such Conversion Date. If required by Section 4(c)(vi), within five (5) Trading Days following a conversion of any such Series B Preferred Stock as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates representing the share(s) of Series B Preferred Stock (the “Preferred Share Certificates”) so converted as aforesaid.

(ii)          Company’s Response. On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of shares of Series B Preferred Stock represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(vi) is greater than the number of shares of Series B Preferred Stock being converted, then the Company shall if requested by such Holder, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate representing the number of shares of Series B Preferred Stock not converted.

(iii)         Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of shares of Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv)        Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to a Holder within three (3) Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise), a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any shares of Series B Preferred Stock (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, (1) the Company shall pay in cash to such Holder on each Trading Day after such third (3rd) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the sum of the number of shares of Common Stock not issued to such Holder on a timely basis and to which such Holder is entitled multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to such Holder without violating Section 4(c)(ii) and (2) such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any shares of Series B Preferred Stock that have not been converted pursuant to such Holder’s Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Certificate of Designations or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of a Conversion Notice (whether via facsimile or otherwise), the Company shall fail to issue and deliver a certificate to such Holder and register such shares of Common Stock on the Company’s share register or credit such Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be), and if on or after such third (3rd) Trading Day such Holder (or any other Person in respect, or on behalf, of such Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so anticipated receiving from the Company, then, in addition to all other remedies available to such Holder, the Company shall, within three (3) Business Days after such Holder’s request and in such Holder’s discretion, either (i) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii).

(v)         Pro Rata Conversion; Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such shares of Series B Preferred Stock submitted for conversion, the Company shall convert from each Holder electing to have shares of Series B Preferred Stock converted on such date a pro rata amount of such Holder’s shares of Series B Preferred Stock submitted for conversion on such date based on the number of shares of Series B Preferred Stock submitted for conversion on such date by such Holder relative to the aggregate number of shares of Series B Preferred Stock submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of shares of Series B Preferred Stock, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(vi)        Book-Entry. Notwithstanding anything to the contrary set forth in this Section 4, upon conversion of any shares of Series B Preferred Stock in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the shares of Series B Preferred Stock to the Company following conversion thereof unless (A) the full or remaining number of shares of Series B Preferred Stock represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(vi)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of shares of Series B Preferred Stock upon physical surrender of any shares of Series B Preferred Stock. Each Holder and the Company shall maintain records showing the number of shares of Series B Preferred Stock so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the shares of Series B Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the number of shares of Series B Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any shares of Series B Preferred Stock, the number of shares of Series B Preferred Stock represented by such certificate may be less than the number of shares of Series B Preferred Stock stated on the face thereof. Each certificate for shares of Series B Preferred Stock shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(vi) THEREOF. THE NUMBER OF SHARES OF SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES B PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(d)          Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of shares of Series B Preferred Stock.

(e)          Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained in this Certificate of Designations, the shares of Series B Preferred Stock held by a Holder shall not be convertible by such Holder to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 1% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether the shares of Series B Preferred Stock held by such Holder shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert shares of Series B Preferred Stock pursuant to this Section 4(e) shall have any effect on the applicability of the provisions of this Section 4(e) with respect to any subsequent determination of convertibility. For purposes of this Section 4(e), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this Section 4(e) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 4(e) to correct this Section 4(e) (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 4(e) shall apply to a successor holder of shares of Series B Preferred Stock. The holders of Common Stock shall be third party beneficiaries of this Section 4(e) and the Company may not amend or waive this Section 4(e) without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one (1) Business Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock.

5.           Redemption at Option of Holders.

(a)          Triggering Event. The occurrence of any the following events shall constitute a “Triggering Event”:

(i)           any restrictive legend is placed on any certificate or any shares of Common Stock issued to any Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Exchange Agreements) acquired by such Holder (other than any shares of Series C Preferred Stock (as defined below));

(ii)          the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(iii)        subject to Section 4(e), the Company’s (A) failure to cure any Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Trading Days after the applicable Conversion Date or (B) notice, written or oral, to any Holder of shares of Series B Preferred Stock, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any shares of Series B Preferred Stock into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations;

(iv)        at any time following the tenth (10th) consecutive Business Day that any Holder’s Authorized Share Allocation is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of all shares of Series B Preferred Stock held by such Holder (without regard to any limitations on conversion set forth in Section 4(e) or otherwise) at the Conversion Price then in effect;

(v)         the Company’s failure to pay to any Holder any amount when and as due under this Certificate of Designations (including, without limitation, the Company’s failure to pay any Dividends, redemption payments or amounts hereunder);

(vi)        other than as specifically set forth in another clause of this Section 5(a), the Company breaches any provision of this Certificate of Designations; and

(vii)       an Event of Default (as defined in the Notes) occurs under any of the Notes.

(b)          Notice of Triggering Event; Redemption Option Upon Triggering Event. Upon the occurrence and during the continuation of a Triggering Event, such Holder shall have the right, at such Holder’s option, to require the Company to redeem up to all of such Holder’s shares of Series B Preferred Stock by delivering written notice thereof via facsimile and overnight courier (with next day delivery specified) (“Notice of Redemption at Option of Holder”) to the Company, which Notice of Redemption at Option of Holder shall indicate the number of shares of Series B Preferred Stock that such Holder is electing to redeem. In addition to all other rights of such Holder contained herein, each share of Series B Preferred Stock subject to redemption by the Company pursuant to this Section 5(b) shall be redeemed by the Company at a price per share of Series B Preferred Stock equal to 125% of the greater of (i) the Conversion Amount thereof and (ii) the product of (X) the Conversion Rate then in effect with respect to the Conversion Amount thereof multiplied by (Y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Triggering Event and ending on the date such Holder delivers the Notice of Redemption at Option of Holder (the “Triggering Event Redemption Price”).

(c)          Payment of Redemption Price. Upon the Company’s receipt of the first Notice of Redemption at Option of Holder from any Holder, the Company shall immediately notify each other Holder by facsimile of the Company’s receipt of such notice. The Company shall deliver on the fifth (5th) Business Day after the Company’s receipt of the first Notice of Redemption at Option of Holder the applicable Triggering Event Redemption Price to all Holders that deliver a Notice of Redemption at Option of Holder prior to the fifth (5th) Business Day after the Company’s receipt of the first Notice of Redemption at Option of Holder. The Company shall deliver on the first (1st) Business Day after the Company’s receipt of a Notice of Redemption at Option of Holder the applicable Triggering Event Redemption Price to a Holder who delivers a Notice of Redemption at Option of Holder at any time on or following the second (2nd) Business Day after the Company’s receipt of the first Notice of Redemption at Option of Holder. To the extent redemptions required by this Section 5 are deemed or determined by a court of competent jurisdiction to be prepayments of the shares of Series B Preferred Stock by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the shares of Series B Preferred Stock submitted for redemption, the Company shall (i) redeem a pro rata amount from each Holder based on the number of shares of Series B Preferred Stock submitted for redemption by such Holder relative to the total number of shares of Series B Preferred Stock submitted for redemption by all Holders and (ii) in addition to any remedy any Holder may have under this Certificate of Designations and/or any of the other Transaction Documents, pay to each Holder interest at the rate of 2% per month (prorated for partial months) in respect of each unredeemed share of Series B Preferred Stock until paid in full. In the event of the Company’s redemption of any shares of Series B Preferred Stock under this Section 5, a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 5 is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty.

(d)          Void Redemption. In the event that the Company does not pay to a Holder the applicable Triggering Event Redemption Price within the time period set forth in Section 5(c) for any reason (including, without limitation, as a result of (i) a failure of the Company to have surplus under Section 154 of the DGCL, (ii) the capital of the Company being impaired under Section 160 of the DGCL, (iii) such payment causing any impairment of capital of the Company under Section 160 of the DGCL or (iv) a failure of the Company to have legally available funds to make such payment), at any time thereafter and until the Company pays such unpaid applicable Triggering Event Redemption Price in full, such Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the shares of Series B Preferred Stock that were submitted for redemption by such Holder under this Section 5 and for which the applicable Triggering Event Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company (whether via facsimile or otherwise) (the “Void Optional Redemption Notice”). Upon the Company’s receipt of such Holder’s Void Optional Redemption Notice, (i) such Holder’s Notice of Redemption at Option of Holder shall be null and void with respect to those shares of Series B Preferred Stock subject to such Void Optional Redemption Notice, (ii) the Company shall immediately return to such Holder any shares of Series B Preferred Stock subject to such Void Optional Redemption Notice and (iii) the Conversion Price with respect to each conversion effected thereafter by each Holder shall be equal to the lowest of (A) the Conversion Price in effect on the applicable Conversion Date, (B) the Conversion Price in effect on the date of the first Void Optional Redemption Notice, (C) 75% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date the first Notice of Redemption at Option of Holder is delivered to the Company and ending on and including the date on the first Void Optional Redemption Notice and (D) 75% of the Weighted Average Price of the Common Stock for the five (5) Trading Day period immediately preceding the Conversion Date of the applicable conversion.

(e)          Disputes; Miscellaneous. In the event of a dispute as to the determination of the arithmetic calculation of the Triggering Event Redemption Price, such dispute shall be resolved pursuant to Section 22 with the term “Triggering Event Redemption Price” being substituted for the term “Conversion Price.” A Holder’s delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 5 of less than all of the shares of Series B Preferred Stock represented by a particular Preferred Share Certificate, the Company shall promptly cause to be issued and delivered to such Holder of such shares of Series B Preferred Stock a Preferred Share Certificate representing the remaining shares of Series B Preferred Stock which have not been redeemed, if necessary.

6.           Rights Upon Fundamental Transactions.

(a)           Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 6(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of shares of Series B Preferred Stock in exchange for such shares of Series B Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the shares of Series B Preferred Stock held by the Holders and having similar ranking to the shares of Series B Preferred Stock, and reasonably satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the shares of Series B Preferred Stock at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 7(a) and 12, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the shares of Series B Preferred Stock prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the shares of Series B Preferred Stock held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series B Preferred Stock contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section 7 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the shares of Series B Preferred Stock.

(b)          Fundamental Transaction Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Fundamental Transaction, but not prior to the public announcement of such Fundamental Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to each Holder (a “Fundamental Transaction Notice”). At any time during the period beginning after a Holder’s receipt of a Fundamental Transaction Notice or such Holder becoming aware of a Fundamental Transaction if a Fundamental Transaction Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Fundamental Transaction or (B) the date of receipt of such Fundamental Transaction Notice, such Holder may require the Company to redeem all or any portion of such Holder’s shares of Series B Preferred Stock (unless such Fundamental Transaction is solely (i) a reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s Voting Stock immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, (iii) a merger or consolidation of the Company in which the Company is the surviving entity and the holders of the Company’s Voting Stock immediately prior to such merger or consolidation hold a majority of the Company’s Voting Stock after such merger or consolidation or (iv) a merger or consolidation of a Subsidiary in which such Subsidiary is the surviving entity and such Subsidiary is wholly-owned by the Company or another Subsidiary that is wholly-owned by the Company after such merger or consolidation) by delivering written notice thereof (“Fundamental Transaction Redemption Notice”) to the Company, which Fundamental Transaction Redemption Notice shall indicate the number of shares of Series B Preferred Stock such Holder is electing to have the Company redeem. Each share of Series B Preferred Stock subject to redemption pursuant to this Section 6(b) shall be redeemed by the Company in cash at a price equal to 125% of the greater of (i) the Conversion Amount to be redeemed and (ii) the product of (A) the Conversion Rate then in effect with respect to the Conversion Amount thereof multiplied by (B) the greatest Closing Sale Price of the Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of such Fundamental Transaction and (2) the public announcement of such Fundamental Transaction and ending on the date such Holder delivers the applicable Fundamental Transaction Redemption Notice (the “Fundamental Transaction Redemption Price”). Redemptions required by this Section 6(b) shall have priority to payments to all other stockholders of the Company in connection with such Fundamental Transaction. To the extent redemptions required by this Section 6(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the shares of Series B Preferred Stock by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6(b), but subject to Section 4(e), until the applicable Fundamental Transaction Redemption Price is paid in full to the applicable Holder, the shares of Series B Preferred Stock submitted by such Holder for redemption under this Section 6(b) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 4 or in the event the Conversion Date is after the consummation of such Fundamental Transaction, stock or equity interests of the Successor Entity substantially equivalent to the Company’s shares of Common Stock pursuant to Section 4. In the event of the Company’s redemption of any portion of the shares of Series B Preferred Stock under this Section 6(b), such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any redemption premium due under this Section 6(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. The Company shall make payment of the applicable Fundamental Transaction Redemption Price concurrently with the consummation of such Fundamental Transaction if a Fundamental Transaction Redemption Notice is received prior to the consummation of such Fundamental Transaction and within two (2) Trading Days after the Company’s receipt of such notice otherwise (the “Fundamental Transaction Redemption Date”). In the event that the Company does not pay the applicable Fundamental Transaction Redemption Price on the applicable Fundamental Transaction Redemption Date to the applicable Holder for any reason (including, without limitation, as a result of (i) a failure of the Company to have surplus under Section 154 of the DGCL, (ii) the capital of the Company being impaired under Section 160 of the DGCL, (iii) such payment causing any impairment of capital of the Company under Section 160 of the DGCL or (iv) a failure of the Company to have legally available funds to make such payment), then, in addition to all other rights and remedies available to a Holder, such Holder shall have the right to void the redemption pursuant to Section 5(d) with the term “Fundamental Transaction Redemption Price” being substituted for “Triggering Event Redemption Price” and “Fundamental Transaction Redemption Notice” being substituted for “Notice of Redemption at Option of Holder,” shall have all rights of a Holder under Section 5(d) and Section 5(e) as if they were part of this Section 6(b) and applied to this Section 6(b) and the Company shall pay to such Holder interest at the rate of 2% per month (prorated for partial months) in respect of such Holder’s applicable Fundamental Transaction Redemption Price until paid in full.

7.           Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a)          Purchase Rights. In addition to any adjustments pursuant to Section 8 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the shares of Series B Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the shares of Series B Preferred Stock) held by such Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage).

(b)          Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the shares of Series B Preferred Stock held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Series B Preferred Stock contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Series B Preferred Stock held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the shares of Series B Preferred Stock contained in this Certificate of Designations.

8.           Rights Upon Issuance of Other Securities.

(a)          Adjustment of Fixed Conversion Price upon Issuance of Common Stock.  If and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 8(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the “Dilutive Issuance Price”) that is less than a price equal to the Fixed Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the “Applicable Fixed Conversion Price”) (the foregoing, a “Dilutive Issuance”), then immediately following such Dilutive Issuance, the Applicable Fixed Conversion Price then in effect shall be reduced to an amount equal to the Dilutive Issuance Price. For all purposes of the foregoing (including, without limitation, determining the reduced Fixed Conversion Price and consideration per share under this Section 8(a)), the following shall be applicable:

(i)           Issuance of Options.  If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Fixed Conversion Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)          Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Fixed Conversion Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 8(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price has been or is to be made pursuant to other provisions of this Section 8(a), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

(iii)         Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Fixed Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 8(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 8(a) shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

(iv)        Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)         Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)          Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 6 or Section 8(a), if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 6 or Section 8(a), if the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 8(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 8(b) occurs during the period that a Fixed Conversion Price is calculated hereunder, then the calculation of such Fixed Conversion Price shall be adjusted appropriately to reflect such event.

(c)           Other Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, but excluding Excluded Securities), then the Board will make an appropriate adjustment in the Fixed Conversion Price so as to protect the rights of each Holder, provided that no such adjustment pursuant to this Section 8(c) will increase the Fixed Conversion Price as otherwise determined pursuant to this Section 8.

9.           Authorized Shares.

(a)          Reservation. From the Initial Issuance Date and at all times prior to the earlier to occur of (x) the date on which the Company effects the Initial Reverse Split (as defined in the Notes) and (y) the Initial Reverse Split Deadline (as defined in the Notes)), the Company shall reserve out of its authorized and unissued Common Stock 672,600,000 shares of Common Stock for all of the shares of Series B Preferred Stock (such earlier date is referred to herein as the “Required Reservation Increase Date”).  From and after the Required Reservation Increase Date and for so long as any of the shares of Series B Preferred Stock are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the shares of Series B Preferred Stock then outstanding, provided that at no time shall the number of shares of Common Stock so available be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions contained in this Certificate of Designations) (the “Required Amount”). The initial number of shares of Common Stock reserved for conversions of the shares of Series B Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series B Preferred Stock initially held by each Holder on the Initial Issuance Date or held by each Holder on the date of increase in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s shares of Series B Preferred Stock, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any shares of Series B Preferred Stock shall be allocated to the remaining Holders of shares of Series B Preferred Stock, pro rata based on the number of shares of Series B Preferred Stock then held by such Holders.

(b)          Insufficient Authorized Shares.  If at any time from and after the Required Reservation Increase Date the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the shares of Series B Preferred Stock at least a number of shares of Common Stock equal to the Required Amount (an “Authorized Share Failure”), then the Company shall immediately (i) effect the Second Reverse Split (as defined in the Notes), (ii) effect the Third Reverse Split (as defined in the Notes) if effecting the Second Reverse Split is not sufficient to permit the Company to comply with its obligations under this Section 9 and (iii) if effecting the Second Reverse Split and the Third Reverse Split are not sufficient to permit the Company to comply with its obligations under this Section 9, take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Amount for all of the shares of Series B Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall (if clause (iii) above applies) either (x) obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder with an information statement with respect thereto or (y) hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock, provided that if the SEC reviews the (i) proxy statement contemplated in clause (y) above or (ii) the information statement contemplated in clause (x) above, then the sixty (60) day period may be extended for an additional period not to exceed thirty (30) days. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board to recommend to the stockholders that they approve such proposal.

10.         Voting Rights. Holders of shares of Series B Preferred Stock shall have no voting rights, except as required by law (including without limitation, the DGCL) and as expressly provided in this Certificate of Designations. To the extent that under the DGCL the vote of the holders of the Series B Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of all of the shares of the Series B Preferred Stock, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of all of the shares of Series B Preferred Stock (except as otherwise may be required under the DGCL), voting together in the aggregate and not in separate series unless required under the DGCL, shall constitute the approval of such action by both the class or the series, as applicable. Subject to the ownership limitations specified in Section 4(e), to the extent that under the DGCL holders of the Series B Preferred Stock are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each share of Series B Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in Section 4(e) hereof) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Series B Preferred Stock shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL).

11.         Liquidation, Dissolution, Winding-Up. Without limiting any other provision of this Certificate of Designations, upon any Liquidation Event, each of the Holders shall be entitled to receive in cash out of the assets of the Company available for distribution to its stockholders, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), after and subject to the payment in full of all amounts required to be distributed to the holders of any Senior Preferred Stock upon such Liquidation Event, but before any payment shall be made to the holders of Junior Stock, an amount in cash with respect to each share of Series B Preferred Stock then held by such Holder equal to the greater of (x) the sum of (i) the Stated Value thereof plus (ii) all accrued and unpaid Dividends thereon and (y) the amount per share such Holder would receive if such Holder converted such share of Series B Preferred Stock into Common Stock immediately prior to such Liquidation Event. If upon any such Liquidation Event, the remaining assets of the Company available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay each Holders and each holder of shares of Parity Stock the full amount to which they shall be entitled, then the Holders and the holders of shares of Parity Stock, shall share ratably in any distribution of the remaining assets of the Company in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 11. All the preferential amounts to be paid to the Holders under this Section 11 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 11 applies.

12.         Participation. In addition to any adjustments pursuant to Section 8, the Holders shall, as holders of shares of Series B Preferred Stock, be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if such Holders had converted each share of Series B Preferred Stock held by each of them into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock (provided, however, to the extent that a Holder’s right to participate in any such dividend or distribution would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such dividend or distribution to such extent) and such dividend or distribution to such extent shall be held in abeyance for the benefit of such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage).

13.         Vote to Change the Terms of or Issue Series B Preferred Stock.  In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series B Preferred Stock, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Series B Preferred Stock; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Series B Preferred Stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) purchase, repurchase or redeem any shares of capital stock of the Company junior in rank to the Series B Preferred Stock (other than pursuant to equity incentive agreements (that have in good faith been approved by the Board) with employees giving the Company the right to repurchase shares upon the termination of services); (e) without limiting any provision of Section 2, pay dividends or make any other distribution on any shares of any capital stock of the Company junior in rank to the Series B Preferred Stock; (f) issue any shares of Series B Preferred Stock other than pursuant to the Exchange Agreements; or (g) without limiting any provision of Section 16, whether or not prohibited by the terms of the Series B Preferred Stock, circumvent a right of the Series B Preferred Stock.

14.         Lost or Stolen Certificates.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing shares of Series B Preferred Stock (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new certificate(s) of like tenor and date.

15.         Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations (including, without limitation, compliance with Section 8(a)).

16.         Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any shares of Series B Preferred Stock above the Conversion Price then in effect and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of shares of Series B Preferred Stock.

17.         Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and each of the Holders and shall not be construed against any Person as the drafter hereof.

18.         Notices. The Company shall provide each Holder of Series B Preferred Stock with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 13 of the Initial Exchange Agreement. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to any Holder.

19.         Transfer of Series B Preferred Stock. A Holder may transfer some or all of its shares of Series B Preferred Stock without the consent of the Company.

20.         Series B Preferred Stock Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Series B Preferred Stock, in which the Company shall record the name, address and facsimile number of the Persons in whose name the shares of Series B Preferred Stock have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Series B Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

21.         Stockholder Matters; Amendment.

(a)           Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Series B Preferred Stock may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b)          Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Certificate of Incorporation.

22.         Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, the Closing Bid Price, the Closing Sale Price, the Weighted Average Price or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate, the applicable Triggering Event Redemption Price or the applicable Fundamental Transaction Redemption Price (as the case may be), the Company or the applicable Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within five (5) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or such Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after such Holder learned of the circumstances giving rise to such dispute (including, without limitation, as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale of Excluded Securities). If such Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or such Holder (as the case may be), then the Company shall, within two (2) Business Days, submit via facsimile (a) the disputed determination of the Conversion Price, the Closing Bid Price, the Closing Sale Price, the Weighted Average Price or fair market value (as the case may be) to an independent, reputable investment bank selected by such Holder or (b) the disputed arithmetic calculation of the Conversion Rate, the applicable Triggering Event Redemption Price or the applicable Fundamental Transaction Redemption Price (as the case may be) to an independent, outside accountant selected by such Holder (other than the Company’s independent, outside accountant). The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and such Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error or fraud.

23.         No Redemption Right. Except as otherwise expressly contemplated by this Certificate of Designations (including, without limitation, Sections 5 and 6), the shares of Series B Preferred Stock shall not be redeemable either at the Company’s option or at the option of any of the Holders at any time.

24.         Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a)           “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b)           “Additional Amount” means, as of the applicable date of determination, with respect to each share of Series B Preferred Stock, all accrued and unpaid Dividends on such share of Series B Preferred Stock.

(c)           “Approved Stock Plan” means any stock option plan which has been approved by the Board, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company in their capacity as such, provided that the issuance price, exercise price or deemed issuance or exercise price, for any securities issued pursuant to such a plan is equal to or exceeds the then existing exercise price for the Series A Warrants.

(d)           “Bloomberg” means Bloomberg Financial Markets.

(e)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)           “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group, Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(g)           “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h)           “Conversion Amount” means, with respect to each share of Series B Preferred Stock, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon as of such date of determination.

(i)           “Conversion Price” means, with respect to each share of Series B Preferred Stock, as of any Conversion Date or other applicable date of determination, the lowest of (i) the Fixed Conversion Price, (ii) the price which is equal to the product of (1) 80% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest daily Weighted Average Prices of the Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the applicable Conversion Date or other applicable date of determination (as applicable) divided by (B) three (3) (as adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such twenty (20) Trading Day period) and (iii) the price which is equal to 80% of the Closing Bid Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date or other applicable date of determination (as applicable) (as adjusted for any stock split, stock dividend, stock combination or other similar transaction occurring on the applicable Conversion Date or other applicable date of determination (as applicable)).

(j)           “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(k)           “Current Subsidiary” means any Person in which the Company on the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries.”

(l)           “Eligible Market” means any one or more of the Principal Market, The New York Stock Exchange, Inc., The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market or the NYSE Amex.

(m)          “Exchange Agreements” means, collectively, those certain separate exchange agreements, dated as of the Subscription Date, by and between the Company and each of the Holders, pursuant to which the Company issued the Notes, the shares of Series B Preferred Stock and Warrants, as may be amended from time to time.

(n)           “Excluded Securities” means (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan, provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Subscription Date pursuant to this clause (A) do not, in the aggregate, exceed more than 1,500,000 shares of Common Stock (adjusted for stock splits, stock combinations and other similar transactions occurring after the Subscription Date) and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Holders; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion or exercise (as the case may be) of any such Convertible Security is made solely pursuant to the conversion or exercise (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the Subscription Date, the conversion or exercise price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities are (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) (nor is any provision of any such Convertible Securities) amended or waived in any manner (whether by the Company or the holder thereof) to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed or waived (whether by the Company or the holder thereof) in any manner that adversely affects any of the Holders; (iii) the Warrants; (iv) the Warrant Shares; (v) the shares of Series B Preferred Stock; (vi) the shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock; (vii) the shares of Series C Convertible Preferred Stock of the Company (the “Series C Preferred Stock”); (viii) the shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock; (ix) the Notes; (x) the shares of Common Stock issuable upon conversion of the Notes; and (xi) shares of Common Stock in connection with mergers, acquisitions, strategic licensing arrangements, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm’s-length basis, the purpose of which is not to raise additional capital. Notwithstanding the foregoing, (I) any Common Stock issued or issuable to raise capital for the Company or its Subsidiaries, directly or indirectly, in connection with any transaction contemplated by clause (xi) above, including, without limitation, securities issued in one or more related transactions or that result in similar economic consequences, shall not constitute Excluded Securities and (II) no securities issued by the Company to Alpha Capital Anstalt, Whalehaven Capital Fund, Ltd. or any of their affiliated or related Persons (including, without limitation, the Alpha-Whalehaven Notes (as defined in the Notes) and other securities issued by the Company to any of them prior to the Subscription Date) shall constitute Excluded Securities.

(o)           “Fixed Conversion Price” means $0.002233, subject to adjustment as provided herein.

(p)           “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company or (iii) without the prior written consent of the Required Holders, the individuals who were directors of the Company on the Initial Subscription Date shall cease for any reason at any time to constitute a majority of the Board.

(q)           “Initial Exchange Agreement” means that certain exchange agreement, dated as of June 29, 2011, by and among the Company and the claimants party thereto, as may be amended from time to time.

(r)           “Initial Subscription Date” means June 29, 2011.

(s)           “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.

(t)           “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

(u)           “Notes” means, collectively, all of the convertible notes issued by the Company pursuant to the terms of the Exchange Agreements, as may be amended from time in accordance with the terms thereof, and all notes issued in exchange therefor or replacement thereof.

(v)           “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(w)          “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of the day prior to the public announcement of the applicable Option for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Option, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and the public announcement of such issuance and (iv) a 360 day annualization factor.

(x)           “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(y)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(z)           “Principal Market” means OTCQX US Exchange.

(aa)         “Pro Rata Amount” means, as of the applicable date of determination, with respect to a particular Holder, a fraction (i) the numerator of which is the aggregate number of shares of Series B Preferred Stock issued to such Holder on the Initial Issuance Date and (ii) the denominator of which is the aggregate number of shares of Series B Preferred Stock issued on the Initial Issuance Date.

(bb)        “SEC” means the United States Securities and Exchange Commission.

(cc)        “Series A Warrants” means, collectively, all of the Series A Warrants to Purchase Common Stock issued by the Company pursuant to the terms of the Exchange Agreements, as may be amended from time in accordance with the terms thereof, and all warrants issued in exchange therefor or replacement thereof.

(dd)        “Series B Warrants” means, collectively, all of the Series B Warrants to Purchase Series C Preferred Sock of the Company issued by the Company pursuant to the terms of the Exchange Agreements, as may be amended from time in accordance with the terms thereof, and all warrants issued in exchange therefor or replacement thereof.

(ee)         “Subscription Date” means November 28, 2011.

(ff)          “Subsidiaries” means, as of the applicable date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

(gg)        “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(hh)        “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(ii)           “Transaction Documents” means the Initial Exchange Agreement, the Exchange Agreements, this Certificate of Designations, the Certificate of Designations of the Series C Preferred Stock, the Notes, the Warrants and each of the other agreements and instruments entered into or delivered by the Company or any of the Holders in connection with the transactions contemplated by the Initial Exchange Agreement and the Exchange Agreements, all as may be amended from time to time in accordance with the terms thereof.

(jj)           “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(kk)         “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group, Inc. (formerly Pink Sheets LLC). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(ll)           “Warrants” means, collectively, all of the Series A Warrants and the Series B Warrants.

(mm)       “Warrant Shares” means, collectively, the shares of Common Stock issuable upon exercise of the Series A Warrants.

25.         Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to each Holder contemporaneously with delivery of such notice, and in the absence of any such indication, each Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries.

*  *  *  *  *

EXHIBIT I

RADIENT PHARMACEUTICALS CORPORATION
CONVERSION NOTICE

Reference is made to the Certificate of Designations of the Series B Convertible Preferred Stock of Radient Pharmaceuticals Corporation (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), of Radient Pharmaceuticals Corporation, a Delaware corporation (the “Company”), indicated below into shares of common stock, $0.001 value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Number of shares of Series B Preferred Stock to be converted:

Share certificate no(s). of Series B Preferred Stock to be converted:

Tax ID Number (If applicable):

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock into which the shares of Series B Preferred Stock are being converted in the following name and to the following address:

Issue to:_____________________________________________
             _____________________________________________

Address: _________________________________________

Telephone Number: ________________________________

Facsimile Number: _________________________________

Holder:___________________________________________

By:_______________________________
Title:______________________________

Dated:_____________________________

Account Number (if electronic book entry transfer):____________________________________

Transaction Code Number (if electronic book entry transfer):_____________________________

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [                                ] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated __________, 2011 from the Company and acknowledged and agreed to by [                              ].

RADIENT PHARMACEUTICALS CORPORATION

By:
Name:
Title:

The undersigned declares under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of his own knowledge.

The undersigned has executed this certificate on November 28, 2011.

Name: Douglas C. MacLellan
Title: Chief Executive Officer